Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr. Executive Vice President and Chief Financial Officer (310) 481-8483 or Tyler H. Rose Senior Vice President and Treasurer (310) 481-8484	April 28, 2003

KILROY REALTY CORPORATION REPORTS

FIRST QUARTER FINANCIAL RESULTS

LOS ANGELES, April 28, 2003 — Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2003, with net income of $10.9 million, or $0.40 per share, compared to $13.5 million, or $0.49 per share in the first quarter of 2002. Revenues from continuing operations in the first quarter totaled $54.6 million, up from $51.1 million in the year-earlier period.

The company’s funds from operations (FFO) in the first quarter of 2003 totaled $26.3 million, or $0.83 per share, compared to $27.2 million, or $0.89 per share, in the first quarter of 2002.

KRC said financial results in both periods were increased by nonrecurring gains. In the current quarter, the company recognized a lease termination fee that added $0.13 per share to FFO. In the year-earlier quarter, KRC recognized $0.13 per share of preferred return income related to its buyout of a former partner’s remaining real estate interests in twelve properties.

At the end of the first quarter, the company’s stabilized portfolio was 92.2% occupied.

All per-share amounts in this report are presented on a diluted basis.

KRC continues to develop an additional 608,000 square feet of space in Southern California, with completion dates scheduled through 2003. This committed development pipeline, which represents a total estimated investment of approximately $196 million, is currently 60% leased. In addition, the company has four redevelopment projects underway in Southern California totaling 473,000 square feet of space. The estimated incremental redevelopment costs for these projects is approximately $48.7 million.

Earnings guidance for 2003 will be discussed by management on its Tuesday, April 29, 2003 earnings conference call. The conference call will begin at 11:00 am PDT and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (800) 576-5247. A replay of the conference call will be available via phone through May 6, 2003 at (800) 633-8284, passcode #21136118 or via the Internet at the company’s website.

Some of the information presented in this release is forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Principal submarkets for KRC’s current development program include West Los Angeles, El Segundo and coastal San Diego. At March 31, 2003, the company owned 7.1 million square feet of commercial office space and 4.9 million square feet of industrial space. More information can be found at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002
Revenues from continuing operations	$54,627	$51,080

Revenues including discontinued operations	$54,627	$52,635

Net income available to common stockholders (1)	$10,929	$13,507

Weighted average common shares outstanding—basic	27,221	27,256
Weighted average common shares outstanding—diluted	27,430	27,550

Net income per share of common stock—basic	$0.40	$0.50
Net income per share of common stock—diluted	$0.40	$0.49

Funds From Operations (2)	$26,320	$27,153

Weighted average common shares/units outstanding—basic (3)	31,453	30,317
Weighted average common shares/units outstanding—diluted (3)	31,662	30,611

Funds From Operations per common share/unit—basic (3)	$0.84	$0.90
Funds From Operations per common share/unit—diluted (3)	$0.83	$0.89

Common shares outstanding at end of period	27,475	27,572
Common partnership units outstanding at end of period	4,222	4,458

Total common shares and units outstanding at end of period	31,697	32,030

	March 31, 2003	March 31, 2002
Stabilized portfolio occupancy rates:
Los Angeles	83.9%	86.3%
Orange County	98.7%	97.3%
San Diego	89.6%	97.6%
Other	97.2%	98.6%

Weighted average total	92.2%	94.2%

Total square feet of stabilized properties owned at end of period:
Office	7,055	7,357
Industrial	4,881	5,086

Total	11,936	12,443

(1)	Net income after minority interests.
(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations included at page 4.
(3)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

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KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	March 31, 2003	December 31, 2002
ASSETS
INVESTMENT IN REAL ESTATE:
Land and improvements	$282,030	$288,228
Buildings and improvements, net	1,258,593	1,289,525
Undeveloped land and construction in progress, net	166,346	108,465

Total investment in real estate	1,706,969	1,686,218
Accumulated depreciation and amortization	(290,365)	(278,503)

Investment in real estate, net	1,416,604	1,407,715

Cash and cash equivalents	7,787	15,777
Restricted cash	7,479	6,814
Current receivables, net	2,821	3,074
Deferred rent receivables, net	30,567	29,466
Deferred leasing costs, net	32,145	31,427
Deferred financing costs, net	5,394	6,221
Prepaid expenses and other assets	8,400	6,108

TOTAL ASSETS	$1,511,197	$1,506,602

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES:
Secured debt	$514,115	$507,037
Unsecured line of credit	262,500	255,000
Accounts payable, accrued expenses and other liabilities	43,110	43,917
Accrued distributions	15,776	15,670
Rents received in advance, tenant security deposits and deferred revenue	19,434	24,310

Total liabilities	854,935	845,934

MINORITY INTERESTS:
8.075% Series A Cumulative Redeemable Preferred unitholders	73,716	73,716
9.375% Series C Cumulative Redeemable Preferred unitholders	34,464	34,464
9.250% Series D Cumulative Redeemable Preferred unitholders	44,321	44,321
Common unitholders of the Operating Partnership	67,000	68,196

Total minority interests	219,501	220,697

STOCKHOLDERS' EQUITY:
Common stock	273	273
Additional paid-in capital	493,244	493,116
Distributions in excess of earnings	(50,384)	(47,629)
Accumulated net other comprehensive loss	(6,372)	(5,789)

Total stockholders' equity	436,761	439,971

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$1,511,197	$1,506,602

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KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002
REVENUES:
Rental income, net	$44,264	$43,928
Tenant reimbursements	5,779	5,431
Interest income	46	285
Other income	4,538	1,436

Total revenues	54,627	51,080

EXPENSES:
Property expenses	8,834	7,410
Real estate taxes	3,934	3,712
General and administrative expenses	3,858	2,968
Ground leases	319	383
Interest expense	7,744	9,325
Depreciation and amortization	13,948	12,583

Total expenses	38,637	36,381

Income from continuing operations before minority interests	15,990	14,699

Minority interests:
Distributions on Cumulative Redeemable Preferred units	(3,375)	(3,375)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(1,686)	(1,429)
Recognition of previously reserved Development LLC preferred return		3,908
Minority interest in earnings of Development LLCs		(1,024)

Total minority interests	(5,061)	(1,920)

Income from continuing operations	10,929	12,779
Discontinued operations:
Revenues from discontinued operations		1,555
Expenses from discontinued operations		(746)
Net gain on disposition of discontinued operations
Minority interest in earnings of Operating Partnership attributable to discontinued operations		(81)

Total discontinued operations		728

Net Income	$10,929	$13,507

Weighted average shares outstanding—basic	27,221	27,256
Weighted average shares outstanding—diluted	27,430	27,550

Net Income per common share—basic	$0.40	$0.50

Net Income per common share—diluted	$0.40	$0.49

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KILROY REALTY CORPORATION

FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002
Net income	$10,929	$13,507
Adjustments:
Minority interest in earnings of Operating Partnership	1,686	1,510
Depreciation and amortization	13,705	12,136
Net gains on dispositions of operating properties

Funds From Operations (1)	$26,320	$27,153

Weighted average common shares/units outstanding—basic	31,453	30,317
Weighted average common shares/units outstanding—diluted	31,662	30,611

Funds From Operations per common share/unit—basic	$0.84	$0.90

Funds From Operations per common share/unit—diluted	$0.83	$0.89

(1)	Management believes that Funds From Operations ("FFO") is a useful supplemental measure of the Company's operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles ("GAAP"), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts ("REITs") may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs that could materially impact the Company’s results of operations.

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